The Law Office of Abraham Rappaport

Attorney at Law

Abraham Rappaport, Esq.
72 East McNab Rd., No. 123
Pompano Beach, Florida 33060
Telephone: (954) 609-5823
Email: Rapplaw@yahoo.com

May 11, 2021

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re: Norcor Technologies Corporation (the “Company”)

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company’s certificate of incorporation, by-laws, and such other corporate records and documents that
I have deemed relevant for the purpose of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof.

I have also, as counsel for the Company, examined the Company’s Offering
Statement on Form 1-A and any amendments thereto (the “Offering
Statement"), covering the registration under the Securities Act of 1933 of up to 1,000,000 shares (the “Registered Shares”) of the Company’s common stock (the “Common Stock”) to be offered by the Company and one selling shareholder.

My review also included the form of offering circular for the issuance of such securities (the "Offering Circular") filed with the Offering Statement.

On the basis of such examination, I am of the opinion that:

  The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Georgia, with corporate power to conduct its business as described in the Offering Statement;

  The Company has an authorized capitalization of 500,000,000 shares of Common
Stock, $0.001 par value and 500,000,000 shares of Preferred Stock;

  The shares of Common and Preferred Stock currently issued and outstanding are duly and validly issued as fully paid and non-assessable; and,

  All of the Registered Shares as authorized to be sold pursuant to the Offering
Statement will be validly issued, fully paid and non-assessable

I hereby consent to the use of my opinion as herein set forth as an exhibit to the Offering Statement and to the use of my name under the caption “Legal
Matters” in the offering circular forming a part of the Offering Statement.

Very Truly Yours,

The Law Office of Abraham Rappaport

/s/ Abraham Rappaport

Abraham Rappaport
Florida Bar Number163211
AR/smg

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